UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 03, 2025

DOMINION ENERGY, INC

(Exact name of Registrant as Specified in Its Charter)

Virginia	001-08489	54-1229715
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Tredegar Street
Richmond, Virginia		23219
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (804) 819-2284

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	D	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On February 3, 2025, Dominion Energy, Inc. (Dominion Energy) issued a press release and posted a presentation to its investor relations website concerning certain updates on the Coastal Virginia Offshore Wind (CVOW) project. Copies of the press release and presentation are furnished herewith as Exhibits 99.1 and 99.2, respectively, and incorporated herein by reference.

The information in this Item 7.01 and Exhibits 99.1 and 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On February 3, 2025, Dominion Energy provided an update for the Coastal Virginia Offshore Wind (CVOW) project including a change in total project cost that reflects a revised estimate of network upgrade costs assigned by PJM to CVOW. Estimated total project costs for CVOW, inclusive of contingency and excluding financing costs, have increased from approximately $9.8 billion to approximately $10.7 billion. After accounting for the cost sharing provisions approved by the Virginia State Corporation Commission, the expected average impact of this change on the typical residential customer bill using 1,000 kWh per month over the project’s lifetime is 43 cents per month. There is no change to the project’s expected on-time completion at the end of 2026.

The expected total project cost reflects increases in projections for onshore electrical interconnection costs and network upgrade costs assigned to the project by PJM, specifically incorporating consideration of PJM’s December 2024 publication of potential transmission network upgrades required for certain generation projects and related cost allocations, including those attributable to CVOW. The Company’s estimate for the 2.6 GW project’s projected levelized cost of energy, including renewable energy credits, is approximately $62/MWh, compared to the initial filing submission of $80-90/MWh. As discussed in Note 11 to the Consolidated Financial Statements in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2024, the Company closed on the sale of a 50% noncontrolling interest in CVOW to Stonepeak Partners, LLC (Stonepeak) pursuant to which Stonepeak will contribute 50% of the remaining capital necessary to fund construction of the CVOW provided the total project cost, excluding financing costs, is less than $11.3 billion.

Item 9.01 Financial Statements and Exhibits.

Exhibits
99.1	Press Release dated February 3, 2025*
99.2	Presentation dated February 3, 2025*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION ENERGY, INC. Registrant

Date:	February 3, 2025	By:	/s/ David M. McFarland
David M. McFarland Vice President - Investor Relations and Treasurer